EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of ___________, 1999 by and between RS MARITIME CORPORATION (D/B/A FIRST NEW ENGLAND FINANCIAL), a business corporation organized and operating under the laws of the State of Delaware and having an office at 450 South Australian Avenue, West Palm Beach, FL 33401 (the "Company"), and _____________, an individual residing at _____________________________ (the "Executive").

                             W I T N E S S E T H :

         WHEREAS, the Company desires to employ the Executive as _______ of the Company on the condition that Executive agrees to enter into the non-competition and non-solicitation covenants contained herein; and

         WHEREAS, the Company desires to assure for itself the continued availability of the Executive's services and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

         WHEREAS, the Executive is willing to serve the Company on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

         SECTION 1. EMPLOYMENT.

         The Company agrees to employ the Executive, and the Executive hereby agrees to such employment, during the period and upon the terms and conditions set forth in this Agreement.

         SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.

         (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of one year beginning on _______ and ending on ________ (the "First Anniversary Date"), plus such extensions, if any, as are provided pursuant to section 2(b).

         (b) The Employment Period shall automatically be extended for one (1) additional year on the First Anniversary Date and on each anniversary of the First Anniversary Date, unless either the Company or the Executive elects not to extend the Agreement further by giving written notice to the other party at least 60 days prior to the First Anniversary Date or any subsequent anniversary of the First Anniversary Date, in which case the Employment Period shall end on the First Anniversary Date or any subsequent anniversary of the First Anniversary Date. Upon termination of the Executive's employment with the Company for any reason whatsoever, any renewals provided pursuant to this section 2(b), if not theretofore discontinued, shall automatically cease.

         (c) Nothing in this Agreement shall be deemed to prohibit the Company from terminating the Executive's employment at any time during the Employment Period with or without notice for any reason; PROVIDED, HOWEVER, that the relative rights and obligations of the Company and the Executive in the event of any such termination shall be determined under this Agreement.

         SECTION 3. DUTIES.

         The Executive shall serve as _______ of the Company, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Company, or assigned by the Board of Directors of the Company or the Chief Banking Officer of the Company's parent, Republic Security Bank, and otherwise as are customarily associated with such position. Except as otherwise provided herein, the Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and shall use his best efforts to advance the interests of the Company.

         SECTION 4. CASH COMPENSATION.

         In consideration for the services to be rendered by the Executive hereunder, the Company shall pay to Executive a base salary at an initial annual rate of __________ ($______), payable in approximately equal installments in accordance with the Company's customary payroll practices for senior officers. The Board of Directors of the Company shall from time to time review the Executive's annual rate of salary and may, in its discretion, approve an increase therein. In no event shall the Executive's annual rate of salary under this Agreement in effect at a particular time be reduced without his prior written consent. In addition to salary, the Executive shall be eligible to receive incentive compensation from the Company in accordance with the schedule attached hereto as Exhibit A, which schedule may be amended annually by the Company.

         SECTION 5. EMPLOYEE BENEFIT PLANS AND PROGRAMS.

         During the Employment Period, the Executive shall be treated as an employee of the Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the the Company's customary practices.

         SECTION 6. OTHER ACTIVITIES.

         The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board of Directors of the Company (which approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; PROVIDED, HOWEVER, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company or Republic Security Bank and generally applicable to all similarly situated executives.

         SECTION 7. WORKING FACILITIES AND EXPENSES.

         The Executive's principal place of employment shall be at _________________, or at such other location as the Company and the Executive may mutually agree upon. The Company shall reimburse the Executive for his ordinary and necessary business expenses, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

         SECTION 8. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.

         (a) The Executive shall be entitled to the severance benefits described herein in the event that his employment with the Company terminates during the Employment Period under any of the following circumstances:

                  (i) the Executive's voluntary resignation from employment with the Company within ninety (90) days following:

                  (A) the failure to appoint or re-appoint or elect or re-elect the Executive to the office of President (or a more senior office) of the Company;

                  (B) the relocation of the Executive's principal place of employment, without his written consent, to a location outside of _____________;

                  (ii) the termination of the Executive's employment with the Company for any other reason not described in section 9.

In such event, the Company shall provide the benefits and pay to the Executive the amounts described in section 8(b).

         (b) Upon the termination of the Executive's employment with the Company under circumstances described in section 8(a) of this Agreement, the Company shall pay and provide to the Executive (or, in the event of his death following such termination, to his estate):

                  (i) his earned but unpaid compensation as of the date of the termination of his employment with the Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

                  (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), and dental insurance benefits, in addition to that provided pursuant to section 8(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for a period beginning on the date his employment terminates and ending on the last day of the Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans, if he had continued working for the Company during the Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company;

         (iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the salary that the Executive would have earned if he had continued working for the Company for the remainder of the Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

         (v) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the average annual cash incentive compensation or bonus paid to the Executive with respect to the two complete calendar years immediately preceding the year in which Executive's employment with the Company terminates, multiplied by a fraction, the numerator of which is the amount of lump sum payment described in section 8(b)(iv) and the denominator of which is the highest annual rate of base salary achieved during the portion of the Employment Period that is prior to the Executive's termination of employment. For purposes of this section 8(b)(v), incentive compensation paid to the Executive while employed by John Deere Credit, Inc. d/b/a First New England Financial shall be deemed incentive compensation paid to the Executive by the Company.

The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 8(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company and the Executive further agree that the Company may condition the payments and benefits (if any) due under sections 8(b)(iii),
(iv) and (v) on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company or any parent or affiliate of the Company.

         SECTION 9. TERMINATION WITHOUT ADDITIONAL COMPANY LIABILITY.

         In the event that the Executive's employment with the Company shall terminate during the Employment Period on account of:

                  (i) the discharge of the Executive for "cause," which, for purposes of this Agreement (I) prior to a Change of Control (as hereinafter defined) shall mean: (A) gross negligence or willful misconduct by the Executive in connection with his employment hereunder or the business of the Company; (B) the Executive's misappropriation of the Company's assets or property; (C) the Executive willfully fails or refuses to perform his duties under this Agreement, or fails to comply with any material term, covenant or condition contained herein; (D) the Executive breaches his fiduciary duties to the Company for personal profit; or (E) the Executive's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company; and (II) upon and after a Change of Control, shall mean (A) the Executive intentionally engages in dishonest conduct in connection with his performance of services for the Company resulting in his conviction of a felony; (B) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (C) the Executive willfully fails or refuses to perform his duties under this Agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Company; (D) the Executive breaches his fiduciary duties to the Company for personal profit; or (E) the Executive's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company;

                  (ii) the Executive's voluntary resignation from employment with the Company for reasons other than those specified in section 8(a) or 10(b);

                  (iii) the Executive's death; or

                  (iv) a determination that the Executive is eligible for long-term disability benefits under the Company's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Company shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid compensation (including incentive compensation) as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company.

         SECTION 10. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL

         (a) A Change of Control ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholder of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 50.1% of the common stock or equity
                  ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 50.1% of the outstanding common stock or equity ownership interests in the Company; and

                           (B) At least 50.1% of the combined voting power of
                  the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 50.1% of the combined voting power of the securities entitled to vote generally in the election of directors of the Company; and

                           (C) No person, or persons acting in concert, other
                  than Republic Security Bank or any affiliate thereof, beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 25% or more of the outstanding common stock or equity ownership interests in, or 25% or more of the combined voting power of the securities entitled to vote generally in the election of directors of, the entity resulting from such transaction; and

                           (D) At least a majority of the members of the board
                  of directors of the entity resulting from such transaction are individuals who were described in sections 10(a)(iv)(A) or (B) of this Agreement as of the date of execution of the initial definitive agreement providing for such transaction (or, if earlier, as of the date on which the Board of Directors of the Company authorized such transaction).

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities or of the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert (other than Republic Security Bank or any affiliate thereof), or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

                  (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution, other than a liquidation or dissolution which results in the business of the Company being run as a division or department of Republic Security Bank or any affiliate thereof; or

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

                           (A) individuals who were members of the Board of the
                  Company on the date of this Agreement; or

                           (B) individuals who first became members of the Board
                  of the Company after the date of this Agreement either:

                                    (I) upon election to serve as a member of
                           the Board of directors of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (II) upon election by the stockholders of
                           the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

         PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company or a subsidiary of the Company, by the Company, Republic Security Bank, Republic Security Financial Corporation or a subsidiary of any of them, or by any employee benefit plan maintained by any of them. For purposes of this section 10(a), the acquisition of beneficial ownership of securities or other equity interests issued by Republic Security Bank, by Republic Security Financial Corporation or by any other person who is a stockholder of the Company, shall in no event be considered the acquisition of beneficial ownership of any stock, equity interests or assets of the Company and the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

         (b) In the event of a Change of Control, the Executive shall be entitled to the payments and benefits contemplated by section 10(c) in the event of his termination of employment with the Bank under any of the circumstances described in section 8(a) of this Agreement or under any of the following circumstances:

                  (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any material reduction in any element of his package of compensation and benefits;

                  (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which the Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse; or

                  (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Company in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Company which is at least as favorable to him.

         (c) Upon the termination of the Executive's employment with the Company under circumstances described in section 10(b) of this Agreement, the Company shall pay and provide to the Executive (or, in the event of his death following such termination, to his estate):

                  (i) his earned but unpaid compensation as of the date of the termination of his employment with the Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

                  (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical) and dental insurance benefits, in addition to that provided pursuant to section 10(c)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for a period beginning on the date his employment terminates and ending on the last day of the Employment Period (or, if later, the first anniversary of termination of employment), coverage equivalent to the coverage to which he would have been entitled under such plans, if he had continued working for the Company during such period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company;

                  (iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the salary that the Executive would have earned if he had continued working for the Company for the remainder of the Employment Period (or, if longer, for a period of one year following the date termination of employment) at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the average annual cash incentive compensation or bonus paid to the Executive with respect to the two complete calendar years immediately preceding the year in which Executive's employment with the Company terminates, multiplied by a fraction, the numerator of which is the lump sum payment described in section 10(c)(iv) and the denominator of which is the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company . For purposes of this Section 10(c)(v), incentive compensation paid to the Executive while employed by Deere Credit, Inc. d/b/a First New England Financial shall be deemed incentive compensation paid to the Executive by the Company.

The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 10(c) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company and the Executive further agree that the Company may condition the payments and benefits (if any) due under sections 10(c)(iii),
(iv) and (v) on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company or any parent, subsidiary or affiliate of the Company.

         SECTION 11. TAX LIMITATIONS.

         (a) Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change of Control of the Company or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change of Control of the Company or any person affiliated with the Company or such person) (all such payments and benefits, including the payments and benefits provided under this Agreement (the "Severance Payments"), being hereinafter called "Total Payments") would not be deductible (in whole or in part) by the Company, Republic Security Bank, an affiliate or a person making such payment or providing such benefit as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero); provided, however, that the Executive may elect (at any time prior to the payment of amounts payable hereunder) to have the noncash severance payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

         (b) For purposes of the limitation contained in subsection (a) of this section 11, (i) no portion of the Total Payments the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the delivery of a notice of termination of employment shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change of Control of the Company, the Company's or Republic Security Bank's independent auditor (the "Auditor"), does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280(G)(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of
Section 280G of the Code, in the opinion of Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

         (c) If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this section 11, the aggregate "parachute payments" paid to of for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code, then the Executive shall have an obligation to pay the Company upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that could have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code; and (ii) interest on the amount set forth in clause (i) of this sentence at 120% of the rate provided in
Section 1274(b)(2)(B) of the Code from the date of Executive's receipt of such excess until the date of such payment. If the Severance Payments shall be decreased pursuant to section (a) hereof, and the benefits under section 8(b)(iii) which remain payable after the application of this section 11 are thereafter reduced pursuant thereto because of the receipt by the Executive of substantially similar benefits, the Bank shall, at the time of such reduction, pay to the Executive the lowest of (a) the amount of the decrease made in the Severance Payments pursuant to this section 11, (b) the amount of the subsequent reduction in such benefits, or (c) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of Section 280G of the Code.

         SECTION 12. CONFIDENTIALITY.

         Unless he obtains the prior written consent of the Company, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent, parent's parent, affiliates or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); PROVIDED, HOWEVER, that nothing in this section 12 shall prevent the Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

         SECTION 13. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

         The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company from time to time.

         SECTION 14. NON-COMPETITION AND NON-SOLICITATION.

(a) Non-competition. During the Employment Period, the Executive agrees not to engage, directly or indirectly, in any aspect of the yacht or marine loan production or marine loan brokerage business (the "Marine Loan Business"), other than for the Company, whether as stockholder (except for immaterial interests in publicly-traded institutions), partner, director, officer, employee, agent, consultant or otherwise. In the event of termination of the Executive's employment hereunder with cause as defined in Section 9 hereof, or voluntarily by the Executive prior to (i) a Change of Control, (ii) Republic Security Bank's decision to exit the Marine Loan Business or (iii) a material breach of this Agreement by the Company, the Executive, until twelve (12) months after the date of such termination, agrees not to engage, directly or indirectly, in the Marine Loan Business in any capacity in any city, town or county in which the Company has an office, determined as of the date of such termination.

(b) Non-solicitation. The Executive hereby covenants and agrees that, for a period of twelve (12) months following his termination of employment with the Company, he shall not, without the written consent of the Company, either directly or indirectly:

                  (i) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any company engaged in the Marine Loan Business doing business in any city, town or county in which the Company has an office, determined as of the date of such termination;

                  (ii) provide any information, advice or recommendation with respect to any such officer or employee to any company engaged in the Marine Loan Business doing business in any city, town or county in which the Company has an office, determined as of the date of such termination, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any such company engaged in the Marine Loan Business; or

                  (iii) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company to terminate an existing business or commercial relationship with the Company.

         SECTION 15. SUCCESSORS AND ASSIGNS.

         This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and its respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred.

         SECTION 16. NOTICES.

         Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, or one (1) day after it is sent by reputable overnight delivery service, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         If to the Executive:





         If to the Company:

                  RS Maritime Corporation
                  450 S. Australian Avenue
                  West Palm Beach, FL 33401
                  Attention: R. Michael Strickland

         SECTION 17. INDEMNIFICATION FOR ATTORNEYS' FEES.

         The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement.

         SECTION 18. SEVERABILITY.

         A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

         SECTION 19. WAIVER.

         Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

         SECTION 20. COUNTERPARTS.

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         SECTION 21. GOVERNING LAW.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to contracts entered into and to be performed entirely within the State of Florida.

         SECTION 22. HEADINGS AND CONSTRUCTION.

         The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

         SECTION 23. ENTIRE AGREEMENT; MODIFICATIONS.

         This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         SECTION 24. SURVIVAL.

         The provisions of sections 6, 8, 9, 10, 11, 12, 13, 14, 17, 19, 21, 25,
26 and 27 shall survive the expiration of the Employment Period or termination of this Agreement.

         SECTION 25. EQUITABLE REMEDIES.

         The Company and the Executive hereby stipulate that money damages are an inadequate remedy for violations of sections 6, 12 or 14 of this Agreement and agree that equitable remedies, including, without limitations, the remedies of specific performance and injunctive relief, shall be available with respect to the enforcement of such provisions.

         SECTION 26. GUARANTEE.

Republic Security Financial Corporation hereby irrevocably and unconditionally guarantees to the Executive the payment of all amounts, and the performance of all other obligations, due from the Bank in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

         SECTION 27. REQUIRED REGULATORY PROVISION.

Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and any regulations promulgated thereunder.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

         RS MARITIME CORPORATION

By:
   ------------------------------------------------
NAME:  R. Michael Strickland
TITLE: President


---------------------------------------------------

As to the guarantee set forth in Section 26, above:

       REPUBLIC SECURITY FINANCIAL CORPORATION

       By:
          ------------------------------------------
       Name:  Rudy E. Schupp
       Title: Chairman, President & CEO